UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 23, 2009

 ___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q		19803
Wilmington, DE		(Zip code)
(Address of principal
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2009, Lyris, Inc. (the “Company”) entered into indemnification agreements with each of its directors. The current directors of the Company are William T. Comfort, III, Luis A. Rivera, James A. Urry, Andrew Richard Blair, Nicolas De Santis Cuadra, and Robb Wilson. The agreements with Messrs. Comfort, Blair and De Santis Cuadra replace the indemnification agreements that these directors previously had with the Company. The agreements with Messrs. Rivera, Urry and Wilson are the first such agreements entered into between these directors and the Company.

A description of the new forms of indemnification agreement is contained in this report and is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the Indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

10.1	—

Indemnification Agreement between the Company and Luis A. Rivera, together with a schedule identifying other substantially identical agreements between the Company and each of its directors identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date: March 27, 2009